Exhibit 10.1

THIRD AMENDMENT TO OFFICE LEASE

THIS THIRD AMENDMENT TO OFFICE LEASE (this “Amendment”) is made as of September 21, 2010, by and between 811 SW NAITO ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), and PAULSON CAPITAL CORP., an Oregon corporation, f/k/a Paulson Investment Company (“Tenant”).

Recitals

A. Pursuant to the terms of that certain Office Lease dated May 6, 1997, by and between the Trustees of the Oregon-Washington Carpenters-Employers Pension Trust Fund and Trustees of the Oregon Laborers-Employers Pension Trust Fund, the predecessor-in-interest to Landlord, as landlord, and Tenant, as tenant, as amended by that certain Amendment 1, dated August 10, 2001, and as further amended by that certain Second Amendment to Office Lease, dated as of November 2008 (as amended, the “Lease”) Tenant leases from Landlord approximately 17,136 rentable square feet of office space in the building commonly known as 811 SW Naito Parkway, Portland, Oregon, as more particularly described in the Lease (the “Premises”). Capitalized terms not defined in this Amendment shall have the meanings given them in the Lease.

B. Landlord and Tenant desire to amend the Lease to provide for the extension of the term of the Lease for an additional eighteen (18) months, set forth the rent for such extension term and to provide for certain improvements to the Premises and associated common areas, all upon and subject to the terms and conditions set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual agreements of the parties herein, Landlord and Tenant hereby agree as follows:

1. Extension of Lease Term. The term of the Lease currently expires January 31, 2011. The term of the Lease is hereby extended for a period of eighteen (18) months, terminating as of July 31, 2012. Any references to the “term” or “lease term” in the Lease shall be deemed references to the term of the Lease as extended hereby.

2. Monthly Base Rent. Effective as of February 1, 2011, and continuing for the remainder of the term, the base monthly rent for the Premises shall be as set forth below, and all references in the Lease to “Monthly Base Rental” or “Base Rent” shall be deemed references to such monthly base rent.

Period	Monthly Base Rent
February 1, 2011 – January 31, 2012	$29,559.60
February 1, 2012 – July 31, 2012	$30,444.96

3. “As-Is” Premises. The Premises are leased AS IS in the condition now existing with no alterations or other work to be performed by Landlord, provided that Landlord will repaint and re-carpet the elevator lobbies on the 2nd and 3rd floors of the Building, using Building-standard paint and carpet, and will reimburse Tenant for up to Seventeen Thousand One Hundred Thirty-Six Dollars ($17,136) (the “Carpet Allowance”) toward the costs of replacing the carpet in certain of the high-traffic areas of the Premises after the date of this Amendment (the “Carpet Replacement”). Landlord shall reimburse Tenant for the cost of the Carpet Replacement, up to the maximum amount of the Carpet Allowance, within thirty (30) days after the later of (a) the completion of the Carpet Replacement, and (b) Landlord’s receipt of evidence of Tenant’s expenditure of such amounts in a form satisfactory to Landlord in its reasonable discretion, provided that Landlord shall have no obligation to disburse such funds to Tenant if such request for reimbursement, with the required evidence of Tenant’s expenditures, is not received before October 1, 2011. The Carpet Allowance may be utilized only for the costs of the Carpet Replacement and for no other purpose.

4. Brokers. Tenant warrants and represents to Landlord that in the negotiating or making of this Amendment neither Tenant nor anyone acting on Tenant’s behalf has dealt with any real estate broker or finder who might be entitled to a fee or commission for this Amendment other than Pacific Real Estate Partners, Inc., on behalf of Landlord, and GVA Kidder Mathews, on behalf of Tenant. Tenant agrees to indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney’s fees incurred by Landlord, asserted by any other broker or finder for a fee or commission.

5. Ratification of Lease. The Lease, as modified by this Amendment, remains in full force and effect, and Landlord and Tenant hereby ratify the same. This Amendment shall be binding upon and inure to the benefit to the parties and their respective successors and assigns.

6. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute and original, and all of which together shall constitute one document.

[Signatures follow]

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of date of this Amendment.

LANDLORD:			TENANT:

811 SW NAITO PARKWAY ASSOCIATES, LLC, a Delaware limited liability company			PAULSON CAPITAL CORP., an Oregon corporation

By:	/s/ Thomas G. Keane		By:	/s/ Trent Davis
	Name:	Thomas G. Keane		Name:	Trent Davis
	Title:	VP of Leasing Operations		Title:	President and CEO

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